Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT, dated as of September 25, 2016 (this “Agreement”), is entered into by and between CBOE Holdings, Inc., a Delaware corporation (“Parent”), and the undersigned (the “Stockholder”).

W I T N E S S E T H:

WHEREAS, Parent, CBOE Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), CBOE V, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger LLC”), and Bats Global Markets, Inc., a Delaware corporation (the “Company”), are contemplating entering into an Agreement and Plan of Merger (as the same may be amended or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”);

WHEREAS, as an inducement to and condition of Parent’s, Merger Sub’s and Merger LLC’s willingness to enter into the Merger Agreement, they are requiring that the Stockholder enter into this Agreement, and the Stockholder desires to induce Parent, Merger Sub and Merger LLC to enter into the Merger Agreement; and

WHEREAS, as of the date of this Agreement, the Stockholder has the power to vote and dispose of that number of shares (the “Shares”) of voting common stock of the Company, $0.01 par value per share (“Company Voting Common Stock”), set forth on the signature page hereto.

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound by this Agreement, the parties hereto agree as follows:

1.                                      Certain Covenants.

1.1                               Voting Agreement.

(a)                                 From and after the date of this Agreement until the Termination Date, the Stockholder hereby irrevocably and unconditionally covenants and agrees that at any meeting of the stockholders of the Company (whether annual or special) or at any adjournment or postponement thereof upon which a vote or other approval is sought, the Stockholder shall: (i) appear at such meeting or otherwise cause all of the Stockholder’s Shares to be counted as present thereat for the purpose of establishing a quorum and (ii) vote or cause to be voted, in person or by proxy, all of the Shares (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement, (C) against any Company Acquisition Proposal or any other extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation, or sale or transfer of all or substantially all of the assets or securities of the Company or any of its material Subsidiaries, (D) against any amendment to the Company’s certificate of incorporation or bylaws that would be reasonably expected to impair or materially delay the consummation of the Transactions and (E) any other proposal, action or transaction that would reasonably be expected to materially impede, frustrate, prevent or nullify the Merger or the Merger Agreement.  Except as explicitly set forth in this Section 1.1, nothing in this Agreement shall limit the right of the Stockholder to vote in favor of, against or abstain with respect to any matters presented to the Company’s stockholders.

(b)                                 Until the Termination Date, the obligations of the Stockholder specified in this Section 1.1 shall apply whether or not the Board of Directors of the Company (or any committee thereof) has effected a Company Adverse Recommendation Change.

1.2                               Restrictions on Transfer.  The Stockholder hereby covenants and agrees that from and after the date of this Agreement until the Termination Date (as defined below), the Stockholder will not (a) directly or indirectly, sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of (any such action, a “Transfer”) or limit the Stockholder’s right to vote the Shares, or agree to do any of the foregoing; (b) knowingly take any action that is, individually or in the aggregate, reasonably likely to prevent or materially impair or delay the Stockholder’s ability to satisfy its obligations under this Agreement or (c) take any action that would make any of the Stockholder’s representations or warranties contained in this Agreement untrue or incorrect or prevent or materially impair or delay the Stockholder from performing the Stockholder’s obligations under this Agreement.  Notwithstanding the foregoing, the following Transfers are permitted: (i) Transfers of Shares to any Affiliate of the Stockholder who has agreed in writing (the form and substance of which is reasonably acceptable to Parent) to be bound by the terms of this Agreement and (ii) Transfers of Shares with Parent’s prior written consent.

1.3                               No Solicitation.  From and after the date of this Agreement until the Termination Date, the Stockholder will not, and will cause the Stockholder’s Affiliates and the Stockholder’s and their respective Representatives not to, directly or indirectly: (a) solicit, initiate or knowingly encourage or knowingly induce or facilitate the making, submission or announcement of any inquiries or the making of any proposal or offer constituting, related to or that could reasonably be expected to lead to a Company Acquisition Proposal, (b) make available any confidential or non-public information regarding the Company or any of its Subsidiaries to any Person (other than Parent and Parent’s or the Company’s Representatives acting in their capacity as such) in connection with or in response to a Company Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to a Company Acquisition Proposal, (c) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to a Company Acquisition Proposal (other than to state that they currently are not permitted to have discussions), (d) approve, endorse or recommend any Company Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to a Company Acquisition Proposal or (e) make or authorize any statement, recommendation or solicitation in support of any Company Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to a Company Acquisition Proposal.  Notwithstanding the foregoing, the Stockholder and its Affiliates and their respective Representatives, in their capacity as Representatives of the Company, may take the actions listed in clauses (b) through

(e) of this Section 1.3 to the extent the Company’s Representatives would be permitted to take such actions pursuant to Section 5.3 of the Merger Agreement.

1.4                               Certain Events.  This Agreement and the obligations hereunder will attach to the Shares and will be binding upon any Person to whom or which legal or Beneficial Ownership of any or all of the Shares passes, whether by operation of applicable Law or otherwise, including, as applicable, the Stockholder’s heirs, legal representatives, successors and assigns.

1.5                               Appraisal Rights.  The Stockholder hereby waives, to the fullest extent permitted by Law, and agrees not to assert any rights of appraisal or any dissenters’ rights that (whether under applicable Law or otherwise) the Stockholder may have or could potentially have or acquire in connection with the Merger in respect of the Shares.

1.6                               Disclosure.  The Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission (the “SEC”), the NASDAQ or any other national securities exchange and, to the extent required by applicable Law, the Form S-4 and Joint Proxy Statement (including all documents and schedules filed with the SEC in connection therewith) and any other required filings under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise required by Law, the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement.

1.7                               Inconsistent Agreements.  The Stockholder hereby covenants and agrees that, except for this Agreement, the Stockholder shall not (a) any time prior to the Termination Date, enter into any voting agreement, voting trust or similar agreement or arrangement with respect to the Shares that is inconsistent with this Agreement and (b) grant at any time while this Agreement remains in effect a proxy, consent or power of attorney with respect to the Shares that is inconsistent with this Agreement.

1.8                               Further Assurances.                                      From time to time and without additional consideration, the Stockholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out the intent of this Agreement.

2.                                      Representations and Warranties of the Stockholder.  The Stockholder by this Agreement represents and warrants to Parent, as of the date hereof, that:

2.1                               Ownership.  The Shares are, and prior to the Effective Time the Shares will be, Beneficially Owned by the Stockholder, free and clear of any Liens of any nature whatsoever, except for (a) restrictions on transfer under securities Laws, (b) those created by this Agreement and (c) those under that certain Lock-Up Letter, dated as of April 4, 2016, from the Stockholder to Morgan Stanley & Co. LLC and Citigroup Global Markets Inc.

2.2                               Sole Power.  The Stockholder has, and at all times through the Effective Time will have, sole voting power with respect to the matters set forth in this Agreement, sole power of disposition, sole power to issue instructions with respect to the matters set forth in this

Agreement, and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Shares.

2.3                               Authorization.  The Stockholder has legal right and capacity, to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Stockholder and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action of the Stockholder, and no other proceedings on the part of the Stockholder or any Affiliate thereof are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Parent, this Agreement constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms (except to the extent that enforceability (a) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting or relating to creditors’ rights generally (whether now or hereafter in effect) and (b) is subject to general principles of equity).

2.4                               No Violation.  The execution, delivery and performance of this Agreement by the Stockholder do not and will not, and the consummation by the Stockholder of the transactions contemplated by this Agreement will not, with or without notice or lapse of time, or both, conflict with or violate any Law applicable to the Stockholder or by which any of the Stockholder’s property or assets is bound.  The Stockholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Shares.  The execution and delivery of this Agreement by the Stockholder do not do not and will not require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity, except for (a) compliance with the applicable requirements of the Securities Act and the Exchange Act and (b) compliance with any applicable international, federal or state securities or “blue sky” Laws.

2.5                               Reliance by Parent.  The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of the Stockholder contained in this Agreement.

2.6                               The Stockholder Has Adequate Information.  The Stockholder is a sophisticated seller with respect to the Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares and has independently, without reliance upon Parent, and based on such information as the Stockholder has deemed appropriate, made the Stockholder’s own analysis and decision to enter into this Agreement.

3.                                      Representations and Warranties of Parent.  Parent by this Agreement represents and warrants to the Stockholder, as of the date hereof that:

3.1                               Authorization.  Parent has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.  The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action of Parent, and no other corporate proceedings on the part of Parent are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement.

3.2                               No Violation.  The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement do not and will not with or without notice or lapse of time, or both, conflict with or violate any Law applicable to Parent or by which any of Parent’s property or assets is bound or require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity, except for (a) compliance with the applicable requirements of the Securities Act and the Exchange Act and (b) compliance with any applicable international, federal or state securities or “blue sky” Laws.

4.                                      Miscellaneous.

4.1                               Term.  Notwithstanding any other provision of this Agreement or any other agreement, this Agreement and all obligations hereunder shall terminate and cease to have any force or effect upon the earliest of (a) the Closing, (b) any termination of the Merger Agreement in accordance with its terms, (c) the written agreement of the Stockholder and Parent to terminate this Agreement and (d) the delivery of written notice of termination by the Stockholder to Parent following any Fundamental Amendment (the earliest date, the “Termination Date”).  For purposes of this Agreement, “Fundamental Amendment” means the execution by the Company, Parent, Merger LLC and Merger Sub of an amendment to, or waiver by the Company, Parent, Merger LLC or Merger Sub of any provision of, the Merger Agreement that (i) reduces the cash component or the stock component of the Merger Consideration, (ii) changes the form of the Merger Consideration or (iii) changes the election rights of holders of Company Shares set forth in Article II of the Merger Agreement.  If the Stockholder does not exercise the termination right described in clause (d) above within five Business Days following the date the Stockholder is notified that such Fundamental Amendment is effected, then this Agreement shall continue in full force and effect.

4.2                               Fiduciary Duties.  Notwithstanding anything in this Agreement to the contrary: (a) the Stockholder makes no agreement or understanding herein in any capacity other than in the Stockholder’s capacity as a Beneficial Owner of Shares and (b) if the Stockholder is an individual, nothing herein will be construed to limit or affect the Stockholder or any Representative of the Stockholder, as applicable from (i) exercising the Stockholder’s fiduciary duties as a director or officer of the Company or any of its Subsidiaries or (ii) otherwise taking any action or inaction in such Person’s capacity as a director or officer of the Company or any Subsidiary of the Company, and any such action shall not constitute a breach of this Agreement.

4.3                               Amendment and Waiver. This Agreement may be amended by mutual agreement of the parties hereto and may not be amended except by an instrument in writing signed by both parties hereto.  Subject to applicable Law, either party hereto may (a) extend the time for the performance of any obligation or other act of the other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein, (c) waive compliance by the other party with any agreement contained herein or (d) waive any condition to which its obligations are subject.  Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.  Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. In the event that Parent agrees to any amendment, extension or waiver of the terms of this Agreement for the benefit of any other director or officer of the Company that has entered into a corresponding agreement with Parent, such amendment, extension or waiver shall automatically be deemed to apply to the Stockholder, mutatis mutandis.

4.4                               Costs and Expenses.  Each party shall each bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement.

4.5                               Binding Effect.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and assigns.  The obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon each party’s respective successors and assigns, which shall include successors by operation of Law, such as by merger.

4.6                               Entire Agreement; Third-Party Beneficiaries.  This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, between the parties hereto with respect to the subject matter hereof.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto and, as applicable, their respective heirs, legal representatives, successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except that Merger Sub and Merger LLC shall be express third-party beneficiaries of this Agreement.

4.7                               Assignments.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void.

4.8                               Execution in Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

4.9                               Notices, Etc.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or email, upon written confirmation of receipt by facsimile or email, (b) on the first

Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent, to:

CBOE Holdings, Inc.
400 South LaSalle Street
Chicago, Illinois 60605
Attention:	Joanne Moffic-Silver (mofficj@cboe.com)

with a copy to:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attention:	Thomas A. Cole (tcole@sidley.com)
Beth E. Peev (bpeev@sidley.com)
Facsimile:	(312) 853-7036

if to the Stockholder, to the Stockholder’s address set forth on the signature page hereto.

4.10                        Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

4.11                        Further Assurances.  The parties to this Agreement agree to cooperate and to execute and deliver such instruments and take such further actions as the other party to this Agreement may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

4.12                        Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

4.13                        Submission to Jurisdiction; Service of Process.  Each of the parties irrevocably agrees that any Action with respect to this Agreement or the rights or obligations arising hereunder, or for recognition and enforcement of any Judgment in respect of this Agreement or the rights or obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.13, and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts.  Each of the parties by this Agreement irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 4.13, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the Action in such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each of the parties by this Agreement consents to service being made through the notice procedures set forth in Section 4.9 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 4.9 shall be effective service of process for any Action in connection with this Agreement or the transactions contemplated hereby.

4.14                        Definitions.  Capitalized terms used herein but not otherwise defined in the body of this Agreement shall have the respective meanings set forth in the Merger Agreement as in effect on the date hereof.

4.15                        Relationship of Parties.  Nothing contained herein shall establish any fiduciary, partnership, joint venture or similar relationship between the parties hereto except to the extent otherwise expressly stated herein or therein.

4.16                        Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

4.17                        Enforcement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each party shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery, this being in addition to any other remedy to which such party is entitled at law or in equity.  Each of the parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.

4.18                        Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein, and any statute referred to herein shall include the rules and regulations promulgated thereunder.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by both of the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of authorship of any of the provisions of this Agreement.

* * * * *

IN WITNESS WHEREOF, Parent and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

CBOE HOLDINGS, INC.

By:
Name:
Title:

STOCKHOLDER:

(signature)

Name:
(please print full name)

Shares:

Address:
c/o Bats Global Markets, Inc.
8050 Marshall Drive, Suite 120
Lenexa, KS 66214
Facsimile:
Email:

[Signature Page to Voting Agreement]